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                                                                    Exhibit 10.4

                       AMENDMENT TO EMPLOYMENT AGREEMENT


          THIS AMENDMENT TO EMPLOYMENT AGREEMENT is made as of the 12th day of February, 1998 by and between OPINION RESEARCH CORPORATION, a Delaware corporation (the "Company") and JOHN F. SHORT (the "Executive").

                              W I T N E S S E T H

          WHEREAS, the Company and the Executive have entered into an Employment Agreement dated as of the 1st day of November, 1996 (the "Agreement"); and

          WHEREAS, the parties wish to amend the Agreement by clarifying the definition of Base Compensation set forth therein to include any increases to such Base Compensation determined by the Compensation Committee of the Board from time to time.

          NOW, THEREFORE, the parties, intending to be legally bound, agree as follows:

1. The Agreement is hereby amended by adding the following sentence to the end of paragraph 3(a): "Such Base Compensation as increased from time to time by the Compensation Committee of the Board shall be deemed to be the Executive's Base Compensation for purposes of this Agreement".

2. Except as provided in the preceding paragraph, all other terms and conditions of the Agreement shall remain in full force and effect.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                                        OPINION RESEARCH CORPORATION


                                        By:/s/Michael R. Cooper
                                           _________________________

                                           /s/John F. Short
                                           _________________________ (SEAL)
                                           John F. Short